Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-134801 on Form S-4 of our report dated March 3, 2006, relating to the consolidated financial statements and financial statement schedule of Nevada Power Company, appearing in the Annual Report on Form 10-K of Nevada Power Company for the year ended December 31, 2005, and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

/s/  DELOITTE & TOUCHE LLP

Reno, Nevada

August 30, 2006